Exhibit 99.2

PeriShip Acquisition Investor Call April 2022 NASDAQ:VRME Protect your brand. Grow your business. www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME

FORWARD - LOOKING STATEMENTS 2 In addition to historical information, this presentation contains statements relating to the acquisition of PeriShip, LLC by VerifyMe, Inc . and integration of the two companies, anticipated synergies of the acquisition, revenue opportunities, anticipated revenue, profitability of the combined company, future business, financial performance, future catalysts and future events or developments, strategy, projected costs, prospects, plans, objectives of management and future operations, future revenue, and expected market growth of VerifyMe, Inc . (“VerifyMe,” the “Company,” “we,” or “us”) that may constitute “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 . The words "believe," "may,” “estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward - looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs . Important factors that could cause actual results to differ from those in the forward - looking statements include the impact of the COVID - 19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field . More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10 - K for the year ended December 31 , 2021 . The statements made herein speak only as of the date of this presentation . The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward - looking statements . The Company undertakes no obligation to update or revise its forward - looking statements to reflect events or circumstances after the date of this presentation, except as required by law . Market data and industry information used herein are based on our management's knowledge of the industry and the good faith estimates of management . We also relied, to the extent available, upon managements review of independent industry surveys, forecasts and publications and other publicly available information prepared by a number of third - party sources . All of the market data and industry information used herein involves a number of assumptions and limitations which we believe to be reasonable, and you are cautioned not to give undue weight to such estimates . Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information . Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described, above . These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties . Confidential This presentation is strictly confidential and may not be distributed to any other person, and may not be reproduced or published, in whole or in part, in any form . Failure to comply with this restriction may constitute a violation of applicable laws . www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME

Capital Raise 3 » On April 14, 2022, VerifyMe raised $5M for M&A and working capital » One Institutional Investor $4.7M » VerifyMe Board Members $0.3M www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME

Terms of the PeriShip Deal 4 » Transaction $ 10.5 million » Consideration Paid » Cash at Closing $ 7.5 million » VerifyMe Stock $ 1 million » Term Note payable over 18 months $ 2 million www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME

PeriShip 5 www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME Founded in 2001 Headquartered in Branford, Connecticut Approximately 45 employees

PeriShip 6 » Approximately 400 Customers » Strong Client Retention with over 80% of revenue from existing customers over past three years » Accretive to Cashflow » Accretive to EPS www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME Source: IBISWorld Industry Report Couriers & Local Delivery Services in the US (August 2019)

VerifyMe & PeriShip 2023 Forecast (without Synergies) 7 www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME Revenue in excess of $25 million Positive Adjusted EBITDA (1) (1) Adjusted EBITDA is a non - GAAP measure. The Company defines EBITDA as net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock - based compensation and the fair value of options, restricted stock awards, restricted stock units, and warrants issued in exchange for services, and fair value gain on equity investment.

Potential Synergies 8 www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME These potential synergies are not included in our 2023 financial estimates » New value add sales channel for the food and beverage, pharmaceutical and luxury markets for VerifyMe’s products and services to existing and newly acquired customers that will benefit from brand protection and consumer engagement services » Farm - to - fork, grape - to - glass, etc. for tracking and storytelling of high value perishable food and beverage products » Allow for acquired customers to get closer to their customer and enhance revenues with VerifyMe’s solutions: » Cross selling of complementary products » Brand awareness » Digital couponing » Creates a new market differentiator when bidding against competitors that do not offer brand protection and consumer engagement services » Opportunity to leverage VerifyMe’s global reseller network bringing acquired entities unique solution to countries beyond North America

Business Continuity 9 » Will continue to operate as a separate brand under the name PeriShip Global LLC » Experienced leadership team each with over 20 years of experience » Employment agreements with three key senior management professionals covering all operating functions www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME

10 Growth Strategy www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME » We expect the transaction to accelerate our growth and increase shareholder value » Cross selling VerifyMe technology with existing PeriShip clients » New product development » Other potential acquisitions

Q & A 11 www.VerifyMe.com Confidential Property of VerifyMe NASDAQ:VRME

Protect your brand. Grow your business. US Headquarters 75 S Clinton Avenue Suite 510 Rochester NY 14604 +1 585 736 9400 info@ verifyme.com 12